Exhibit 15.1

AWARENESS LETTER FROM GRANT THORNTON LLP

U.S. Securities and Exchange Commission

Washington, D.C. 20549

We have conducted a review of the consolidated financial statements of McGrath RentCorp and Subsidiaries as of March 31, 2006 and for the three-month period then ended in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issued our report thereon dated May 2, 2006. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of McGrath RentCorp and Subsidiaries for the quarter ended March 31, 2006 are being incorporated by reference in the Registration Statements on Form S-8 (File Nos. 333-06112, effective October 16, 1996 and 333-74089, effective March 9, 1999) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

/S/ Grant Thornton LLP

San Francisco, CA

May 2, 2006